Exhibit 99.1

PRESS RELEASE

Valvoline Inc. Reports First Quarter Results

Delivers 11% top-line growth, 8% system-wide SSS growth, and 35 store additions

LEXINGTON, Ky., February 6, 2025 – Valvoline Inc. (NYSE: VVV), the quick, easy, trusted leader in preventive automotive maintenance, today reported financial results for its first quarter ended December 31, 2024. All comparisons in this press release are made to the same prior-year period unless otherwise noted.

“We are pleased with the performance to start fiscal year 2025,” said Lori Flees, President and CEO. “Our resilient and differentiated business model continues to deliver double-digit profit growth fueled by strong and more balanced ticket and transaction contribution to same store sales growth.”

Flees continued, “During the first quarter, we opened 35 stores, including 14 new franchise stores. In December, we closed the previously announced refranchising transaction and welcomed a new partner that committed to more than doubling store count in the central and west Texas area. Our focus remains to grow the network to 3,500-plus stores through new-builds, acquisitions and supporting the development of all of our franchise partners.”

Continuing Operations - Operating Results
•Sales of $414 million grew 11%, driven by system-wide SSS growth of 8.0%
•System-wide store sales grew 14% to $820 million
•Reported income from continuing operations of $94 million grew 177% and earnings per diluted share (EPS) of $0.73 increased 181%, both of which benefited from the $71 million pre-tax gain due to refranchising
•Adjusted EBITDA of $103 million increased 14% and adjusted EPS of $0.32 increased 10%
•Store additions in the quarter totaled 35 (14 franchise and 21 company-operated additions before refranchising)

(In millions, except per share amounts and store counts)	Q1 results	YoY growth
Net revenues	$414.3	11%
Operating income (a)	$143.8	129%
Income from continuing operations (a)	$93.9	177%
EPS (a)	$0.73	181%
Adjusted EPS (b)	$0.32	10%
Adjusted EBITDA (b)	$102.8	14%
System-wide store sales (b)	$820.3	14%
	Q1 results	Quarter change
System-wide stores (b)	2,045	+35
Company-operated stores (c)	932	(18)
Franchised stores (b) (c)	1,113	+53
	Q1 - YoY growth
System-wide SSS (b)	8.0%

(a)
Includes the effects of certain unusual, infrequent or non-operational activity not directly attributable to the underlying business, which management believes impacts the comparability of operational results between periods (“key items”). These key items are delineated within Table 6 - Non-GAAP Reconciliation - Income from Continuing Operations and Diluted Earnings per Share.

(b)
Refer to Key Business Measures, Use of Non-GAAP Measures, Table 4 - Retail Stores Operating Information, Table 6 - Non-GAAP Reconciliation - Income from Continuing Operations and Diluted Earnings per Share, and Table 7 - Non-GAAP Reconciliation - Adjusted Net Revenues and EBITDA from Continuing Operations for management’s definitions of the metrics presented above and reconciliation to the corresponding GAAP measures, where applicable.

(c)	Changes reflect the effects of conversions between company-operated and franchised stores, representing changes in the mix of stores, which do not impact the total system-wide store count.
Balance Sheet and Cash Flow

•Cash and cash equivalents balance of $60 million; total debt of $1.0 billion
•Operating cash flow from continuing operations of $41 million and free cash flow of ($12) million
•Returned $39 million in cash to shareholders via share repurchases with $346 million of remaining share repurchase authorization

Outlook

Flees added, “For the first quarter we delivered financial results substantially in line with our expectations and we are on track for our full-year guidance. With the completion of our recent refranchising projects, we are encouraged by the momentum our new and existing franchise partners are building as we look to grow our network and market share.”

Conference Call Webcast

Valvoline will host a live audio webcast of its first quarter fiscal 2025 conference call today, February 6, 2025, at 9 a.m. ET. The webcast and supporting materials will be accessible through Valvoline's website at http://investors.valvoline.com. Following the live event, an archived version of the webcast and supporting materials will be available.

Key Business Measures

Valvoline tracks its operating performance and manages its business using certain key measures, including system-wide, company-operated and franchised store counts and SSS; and system-wide store sales. Management believes these measures are useful to evaluating and understanding Valvoline's operating performance and should be considered as supplements to, not substitutes for, Valvoline's net revenues and operating income, as determined in accordance with U.S. GAAP.
Net revenues are influenced by the number of service center stores and the business performance of those stores. Stores are considered open upon acquisition or opening for business. Temporary store closings remain in the respective store counts with only permanent store closures reflected in the activity and end of period store counts. For the periods presented herein, SSS is defined as net revenues of U.S. Valvoline Instant Oil ChangeSM (VIOCSM) stores (company-operated, franchised and the combination of these for system-wide SSS), with new stores, including franchised conversions, excluded from the metric until the completion of 12 full months in operation within the system.

Net revenues are limited to sales at company-operated stores, in addition to royalties and other fees from independent franchised and Express Care stores. Although Valvoline does not recognize store-level sales from franchised stores as net revenues in its Statements of Condensed Consolidated Income, management believes system-wide and franchised SSS comparisons, store counts, and total system-wide store sales are useful to assess market position relative to competitors and overall store and operating performance.

Use of Non-GAAP Measures

The following non-GAAP measures are included herein: EBITDA, adjusted EBITDA, and adjusted EBITDA margin; adjusted net income and adjusted diluted earnings per share; and free cash flow and discrentionary free cash flow. Refer to the tables herein for management's definition of each non-GAAP measure and reconciliation to the most comparable U.S. GAAP measure.

Non-GAAP measures include adjustments from results based on U.S. GAAP that management believes enables comparison of certain financial trends and results between periods and provides a useful supplemental presentation of Valvoline's operating performance that allows for transparency with respect to key metrics used by management in operating the business and measuring performance. These non-GAAP measures have limitations as analytical tools and should not be considered in isolation from, an alternative to, or more meaningful than, the financial results presented in accordance with U.S. GAAP. The financial results presented in accordance with U.S. GAAP and the reconciliations of non-GAAP measures should be carefully evaluated. The manner used to compute the non-GAAP information used by management may differ from the methods used by other companies and may not be comparable.

Refer to the Appendix at the end of this release for descriptions of the adjustments that depart from the computations in accordance with U.S. GAAP.

About Valvoline Inc.

Valvoline Inc. (NYSE: VVV) delivers quick, easy, trusted service at more than 2,000 franchised and company-operated service centers across the United States and Canada. The company completes more than 28 million services annually system-wide, from 15-minute stay-in-your-car oil changes to a variety of manufacturer-recommended maintenance services such as wiper replacements and tire rotations. At Valvoline Inc., it all starts with our people, including the 11,000 team members who are working to grow the core business, expand the company’s retail network, and plan for the vehicles of the future. For more information, visit vioc.com.

Forward-Looking Statements

Certain statements herein, other than statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, executing on the growth strategy to create shareholder value by driving the full potential in the Company’s core business, accelerating network growth and innovating to meet the needs of customers and the evolving car parc; realizing the benefits from the refranchising transactions; and future opportunities for the stand-alone retail business; and any other statements regarding Valvoline's future operations, financial or operating results, capital allocation, debt leverage ratio, anticipated business levels, dividend policy, anticipated growth, market opportunities, strategies, competition, and other expectations and targets for future periods. Valvoline has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should,” and “intends,” and the negative of these words or other comparable terminology. These forward-looking statements are based on Valvoline’s current expectations, estimates, projections, and assumptions as of the date such statements are made and are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. Additional information regarding these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures about Market Risk” sections of Valvoline’s most recently filed periodic reports on Forms 10-K and 10-Q, which are available on Valvoline’s website at http://investors.valvoline.com/sec-filings or on the SEC’s website at http://www.sec.gov. Valvoline assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, unless required by law.
TM Trademark, Valvoline Inc., or its subsidiaries, registered in various countries
SM Service mark, Valvoline Inc., or its subsidiaries, registered in various countries
FURTHER INFORMATION

Investor Inquiries
Elizabeth B. Clevinger
+1 (859) 357-3155
IR@valvoline.com

Media Inquiries
Angela Davied
media@valvoline.com

Valvoline Inc. and Consolidated Subsidiaries		Table 1
Statements of Consolidated Income
(In millions, except per share amounts - preliminary and unaudited)

	Three months ended December 31

	2024	2023
Net revenues	$414.3	$373.4
Cost of sales	261.4	238.6
Gross profit	152.9	134.8
Selling, general and administrative expenses	82.8	74.5
Net legacy and separation-related expenses	0.4	0.1
Other income, net	(74.1)	(2.6)
Operating income	143.8	62.8
Net pension and other postretirement plan (income) expenses	(0.9)	3.4
Net interest and other financing expenses	17.5	13.6
Income before income taxes	127.2	45.8
Income tax expense	33.3	11.9
Income from continuing operations	93.9	33.9
Loss from discontinued operations, net of tax	(2.3)	(2.0)
Net income	$91.6	$31.9

Net earnings per share
Basic earnings (loss) per share
Continuing operations	$0.73	$0.26
Discontinued operations	(0.02)	(0.02)
Basic earnings per share	$0.71	$0.24

Diluted earnings (loss) per share
Continuing operations	$0.73	$0.26
Discontinued operations	(0.02)	(0.02)
Diluted earnings per share	$0.71	$0.24

Weighted average common shares outstanding
Basic	128.7	131.8
Diluted	129.5	132.7

Valvoline Inc. and Consolidated Subsidiaries		Table 2
Condensed Consolidated Balance Sheets
(In millions - preliminary and unaudited)

	December 31	September 30
	2024	2024
Assets
Current assets
Cash and cash equivalents	$60.0	$68.3
Receivables, net	84.7	86.4
Inventories, net	38.0	39.7
Prepaid expenses and other current assets	30.0	61.0
Total current assets	212.7	255.4

Noncurrent assets
Property, plant and equipment, net	934.1	958.7
Operating lease assets	290.7	298.6
Goodwill and intangibles, net	689.5	705.6
Other noncurrent assets	222.8	220.4
Total assets	$2,349.8	$2,438.7

Liabilities and Stockholders' Equity
Current liabilities
Current portion of long-term debt	$23.8	$23.8
Trade and other payables	88.3	117.4
Accrued expenses and other liabilities	191.5	212.7
Total current liabilities	303.6	353.9

Noncurrent liabilities
Long-term debt	1,009.3	1,070.0
Employee benefit obligations	174.5	176.2
Operating lease liabilities	273.1	279.7
Other noncurrent liabilities	359.5	373.3
Total noncurrent liabilities	1,816.4	1,899.2

Stockholders' equity	229.8	185.6

Total liabilities and stockholders' equity	$2,349.8	$2,438.7

Valvoline Inc. and Consolidated Subsidiaries		Table 3
Condensed Consolidated Statements of Cash Flows
(In millions - preliminary and unaudited)

	Three months ended
	December 31
	2024	2023
Cash flows from operating activities
Net income	$91.6	$31.9
Adjustments to reconcile net income to cash flows from operating activities:
Loss from discontinued operations	2.3	2.0
Gain on sale of operations	(71.2)	—
Depreciation and amortization	28.0	24.6
Stock-based compensation expense	2.0	2.4
Other, net	0.2	1.0
Change in operating assets and liabilities	(11.5)	(40.0)
Operating cash flows from continuing operations	41.4	21.9
Operating cash flows from discontinued operations	(0.2)	(2.0)
Total cash provided by operating activities	41.2	19.9
Cash flows from investing activities
Additions to property, plant and equipment	(53.6)	(42.3)
Acquisitions of businesses	(4.4)	(8.3)
Proceeds from sale of operations, net of cash disposed	121.0	—
Proceeds from investments	—	230.0
Other investing activities, net	1.0	(7.1)
Investing cash flows from continuing operations	64.0	172.3
Investing cash flows from discontinued operations	—	—
Total cash provided by investing activities	64.0	172.3
Cash flows from financing activities
Proceeds from borrowings	25.0	—
Repayments on borrowings	(85.9)	(5.9)
Repurchases of common stock, including excise tax payments of $14.3 million in 2025	(45.7)	(171.7)
Other financing activities	(6.1)	(7.1)
Financing cash flows from continuing operations	(112.7)	(184.7)
Financing cash flows from discontinued operations	—	—
Total cash used in financing activities	(112.7)	(184.7)
Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	(0.8)	0.1
(Decrease) increase in cash, cash equivalents and restricted cash	(8.3)	7.6
Cash, cash equivalents and restricted cash - beginning of period	68.7	413.1
Cash, cash equivalents and restricted cash - end of period	$60.4	$420.7

Valvoline Inc. and Consolidated Subsidiaries		Table 4
Retail Stores Operating Information
(Preliminary and unaudited)

	Three months ended December 31

	2024	2023
Sales information
System-wide store sales - in millions (a)	$820.3	$722.9
Year-over-year growth (a)	13.5%	12.3%

Same-store sales growth (b)
Company-operated	8.2%	6.2%
Franchised (a)	7.8%	8.0%
System-wide (a)	8.0%	7.2%

	Number of stores at end of period
	First Quarter 2025	Fourth Quarter 2024	Third Quarter 2024	Second Quarter 2024	First Quarter 2024
Company-operated	932	950	937	919	895
Franchised (a)	1,113	1,060	1,024	1,009	995

				As of December 31
				2024	2023
System-wide store count (a)				2,045	1,890
Year-over-year growth (a)				8.2%	8.2%

(a)	Measures include Valvoline franchisees, which are independent legal entities. Valvoline does not consolidate the results of operations of its franchisees.
(b)	Beginning in fiscal 2025, Valvoline determines SSS growth as sales by U.S. VIOC stores (company-operated, franchised, and the combination of these for system-wide SSS), with new stores, including franchised conversions, excluded from the metric until the completion of 12 full months in operation within the system. Previously, SSS was determined as sales by U.S. Quick Lubes service center stores, with new stores, including franchised conversions, excluded from the metric until the completion of their first full fiscal year in operation. Prior period measures have been revised to conform to the current basis of presentation.

Valvoline Inc. and Consolidated Subsidiaries					Table 5
System-wide Retail Stores
(Preliminary and unaudited)

	Company-operated
	First Quarter 2025	Fourth Quarter 2024	Third Quarter 2024	Second Quarter 2024	First Quarter 2024
Beginning of period	950	937	919	895	876
Opened	15	26	12	14	14
Acquired	6	10	6	10	5
Net conversions between company-operated and franchised	(39)	(23)	—	—	—
Closed	—	—	—	—	—
End of period	932	950	937	919	895

	Franchised (a)
	First Quarter 2025	Fourth Quarter 2024	Third Quarter 2024	Second Quarter 2024	First Quarter 2024
Beginning of period	1,060	1,024	1,009	995	976
Opened	14	13	15	15	19
Acquired (b)	—	—	—	—	—
Net conversions between company-operated and franchised	39	23	—	—	—
Closed	—	—	—	(1)	—
End of period	1,113	1,060	1,024	1,009	995

Total system-wide stores (a)	2,045	2,010	1,961	1,928	1,890

(a)	Measures include Valvoline franchisees, which are independent legal entities. Valvoline does not consolidate the results of operations of its franchisees.
(b)	Represents the acquisition of franchise stores that are new to the Valvoline retail store system by Valvoline Inc.

Valvoline Inc. and Consolidated Subsidiaries		Table 6
Non-GAAP Reconciliation - Income from Continuing Operations and Diluted Earnings per Share
(In millions, except per share amounts - preliminary and unaudited)

	Three months ended December 31

	2024	2023
Reported income from continuing operations	$93.9	$33.9
Adjustments:
Net pension and other postretirement plan (income) expenses	(0.9)	3.4
Net legacy and separation-related expenses	0.4	0.1
Information technology transition costs	1.5	2.7
Investment and divestiture-related income	(70.9)	—
Total adjustments, pre-tax	(69.9)	6.2
Income tax expense (benefit) of adjustments	17.9	(1.6)
Total adjustments, after tax	(52.0)	4.6
Adjusted income from continuing operations (a) (b)	$41.9	$38.5

Reported diluted earnings per share from continuing operations	$0.73	$0.26
Adjusted diluted earnings per share from continuing operations (b) (c)	$0.32	$0.29

Weighted average diluted common shares outstanding	129.5	132.7

(a)	Adjusted income from continuing operations is defined as income from continuing operations adjusted for the effects of key items.
(b)	Represents a non-GAAP measure. Refer to “Use of Non-GAAP Measures” and the Appendix for additional details.
(c)	Adjusted diluted earnings per share from continuing operations is defined as diluted earnings per share calculated using adjusted income from continuing operations.

Valvoline Inc. and Consolidated Subsidiaries		Table 7
Non-GAAP Reconciliation - Adjusted Net Revenues and EBITDA from Continuing Operations
(In millions - preliminary and unaudited)

	Three months ended December 31

	2024	2023
Reported net revenues (a)	$414.3	$373.4

Income from continuing operations	$93.9	$33.9
Add:
Income tax expense	33.3	11.9
Net interest and other financing expenses	17.5	13.6
Depreciation and amortization	28.0	24.6
EBITDA from continuing operations (b) (c)	172.7	84.0
Key items:
Net pension and other postretirement plan (income) expenses	(0.9)	3.4
Net legacy and separation-related expenses	0.4	0.1
Information technology transition costs	1.5	2.7
Investment and divestiture-related income	(70.9)	—
Key items - subtotal	(69.9)	6.2
Adjusted EBITDA from continuing operations (b) (c)	$102.8	$90.2

Net profit margin (d)	22.7%	9.1%
Adjusted EBITDA margin (b) (e)	24.8%	24.2%

(a)	Net revenues do not have any key item adjustments in the periods presented herein; therefore, GAAP net revenues and Adjusted net revenues are the same.
(b)	Represents a non-GAAP measure. Refer to “Use of Non-GAAP Measures” and the Appendix for additional details.
(c)	EBITDA from continuing operations is defined as income from continuing operations, plus income tax expense, net interest and other financing expenses, and depreciation and amortization attributable to continuing operations. Adjusted EBITDA from continuing operations is EBITDA adjusted for key items attributable to continuing operations.
(d)	Net profit margin is defined as reported income from continuing operations divided by reported net revenues.
(e)	Adjusted EBITDA margin is defined as Adjusted EBITDA from continuing operations divided by adjusted net revenues.

Valvoline Inc. and Consolidated Subsidiaries		Table 8
Non-GAAP Reconciliation - Free Cash Flows from Continuing Operations
(In millions - preliminary and unaudited)

Free cash flow (a)	Three months ended
	December 31
	2024	2023
Operating cash flows from continuing operations	$41.4	$21.9
Adjustments:
Additions to property, plant and equipment	(53.6)	(42.3)
Free cash flow from continuing operations (b)	$(12.2)	$(20.4)

Discretionary free cash flow (c)	Three months ended
	December 31
	2024	2023
Operating cash flows from continuing operations	$41.4	$21.9
Adjustments:
Maintenance additions to property, plant and equipment	(5.7)	(7.0)
Discretionary free cash flow from continuing operations (b)	$35.7	$14.9

(a)	Free cash flow is defined as operating cash flows less Additions to property, plant and equipment and certain other adjustments, as applicable.
(b)	Represents a non-GAAP measure. Refer to “Use of Non-GAAP Measures” and the Appendix for additional details.
(c)	Discretionary free cash flow is defined as operating cash flows less Maintenance additions to property, plant and equipment and certain other adjustments, as applicable.

Valvoline Inc. and Consolidated Subsidiaries
Appendix - Description of Non-GAAP Measures and Adjustments

EBITDA Measures

Management believes EBITDA measures provide a meaningful supplemental presentation of Valvoline’s operating performance between periods on a comparable basis due to the depreciable assets associated with the nature of the Company’s operations, as well as income tax and interest costs related to Valvoline’s tax and capital structures, respectively.

Free Cash Flow and Discretionary Free Cash Flow

Management uses free cash flow and discretionary free cash flow as additional non-GAAP metrics of cash flow generation. By including capital expenditures and certain other adjustments, as applicable, management is able to provide an indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Free cash flow includes the impact of capital expenditures, providing a supplemental view of cash generation. Discretionary free cash flow includes maintenance capital expenditures, which are routine uses of cash that are necessary to maintain the Company's operations and provides a supplemental view of cash flow generation to maintain operations before discretionary investments in growth. Free cash flow and discretionary free cash flow have certain limitations, including that they do not reflect adjustments for certain non-discretionary cash flows, such as mandatory debt repayments.

Adjusted profitability measures

Adjusted profitability measures (i.e., adjusted net income, diluted earnings per share and EBITDA) enable the comparison of financial trends and results between periods where certain items may not be reflective of the Company’s underlying and ongoing operational performance or vary independent of business performance.

Key Items

The non-GAAP measures used by management exclude the impact of certain unusual, infrequent or non-operational activity not directly attributable to the underlying business, which management believes impacts the comparability of operational results between periods (“key items”). Key items are often related to legacy matters or market-driven events considered by management to not be reflective of the ongoing operating performance. Key items may consist of adjustments related to: legacy businesses, including the separation from Valvoline's former parent company, the former Global Products reportable segment, and associated impacts of related activity and indemnities; non-service pension and other postretirement plan activity; restructuring-related matters, including organizational restructuring plans, the separation of Valvoline’s businesses, significant acquisitions or divestitures, debt extinguishment and modification, and tax reform legislation; in addition to other matters that management considers non-operational, infrequent or unusual in nature.

Refer to the below for descriptions of the key items that comprise the adjustments which depart from the computations in accordance with U.S. GAAP:

Net pension and other postretirement plan (income) expenses: Includes several elements impacted by changes in plan assets and obligations that are primarily driven by the debt and equity markets, including remeasurement gains and losses, when applicable; and recurring non-service pension and other postretirement net periodic activity, which consists of interest cost, expected return on plan assets and amortization of prior service credits. Management considers these elements are more reflective of changes in current conditions in global markets (in particular, interest rates), outside the operational performance of the business, and are also legacy amounts that are not directly related to the underlying business and do not have an impact on the compensation and benefits provided to eligible employees for current service.

Net legacy and separation-related expenses: Activity associated with legacy businesses, including the separation from Valvoline’s former parent company and its former Global Products reportable segment. This activity includes the recognition of and adjustments to indemnity obligations to its former parent company; certain legal, financial, professional advisory and consulting fees; and other expenses incurred by the continuing operations in connection with and directly related to these separation transactions and legacy matters. This incremental activity directly attributable to legacy matters and separation transactions is not considered reflective of the underlying operating performance of the Company’s continuing operations.

Information technology transition costs: Consists of expenses incurred related to the Company’s information technology transitions, primarily efforts related to implementing stand-alone enterprise resource planning and human resource information systems that generally began in fiscal 2023 following the sale of the former Global Products reportable segment. These expenses include data conversion, temporary support, training, and redundant expenses incurred from duplicative technology platforms, which are incremental costs directly associated with technology transitions and are not considered to be reflective of the ongoing expenses of operating the Company’s technology platforms.

Investment and divestiture-related income: Consists of activity associated with significant acquisitions, investments and divestitures, including legal, advisory and consulting fees, such as diligence costs, in addition to gains or losses recognized upon disposition and expense recognized to reduce the carrying values of investments determined to be impaired. These costs are not considered to be reflective of the underlying performance of the Company’s ongoing continuing operations.